                                                   [METAL MANAGEMENT, INC. LOGO]

                                    METAL MANAGEMENT, INC.
                                    500 N. DEARBORN STREET O SUITE 405
                                    CHICAGO, ILLINOIS 60610
                                    www.mtlm.com
                                    NASDAQ: MTLM


AT METAL MANAGEMENT:
Robert C. Larry
Chief Financial Officer
(312) 645-0700
rlarry@mtlm.com


FOR IMMEDIATE RELEASE
JUNE 14, 2004


         METAL MANAGEMENT, INC. ANNOUNCES FISCAL 2004 AND FOURTH QUARTER
           RESULTS; FY2004 EPS OF $2.27 PER SHARE ON 41% HIGHER SALES

CHICAGO, IL - JUNE 14, 2004 - METAL MANAGEMENT, INC. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, today announced results for the fiscal year and fourth quarter period ended March 31, 2004.

For the fiscal year ended March 31, 2004, consolidated net sales totaled $1.1 billion with net income of $51.4 million, or $2.27 per common diluted share. EBITDA1 (as defined) was $100.4 million in the fiscal year ended March 31, 2004.

For the fourth quarter ended March 31, 2004, net sales increased by over 72% to $368.7 million and net income grew by over 243% to $24.3 million, compared to the fourth quarter ended March 31, 2003. EPS was $1.02 per common diluted share for the fourth quarter ended March 31, 2004.

FISCAL YEAR HIGHLIGHTS

o Consolidated net sales of $1.1 billion for the fiscal year ended March 31, 2004, represents an increase of 41% from net sales of $770.0 million for the fiscal year ended March 31, 2003.
o EBITDA (as defined) of $100.4 million in the year ended March 31, 2004, increased by more than 83% when compared to the EBITDA (as defined) of $54.6 million in the year ended March 31, 2003.
o Net income of $51.4 million for the fiscal year ended March 31, 2004, or $2.27 per common diluted share compared to net income of $20.5 million, or $0.99 per common diluted share for the fiscal year ended March 31, 2003.
o Debt was reduced by almost $46 million in the fiscal year ended March 31, 2004, compared to the debt levels as of March 31, 2003. Debt as of March 31, 2004 is approximately $44 million.

-------------------
(1) EBITDA is defined by the company to be earnings before interest, taxes, depreciation, amortization, non-cash and non-recurring expense (income), income from joint ventures, other income (expense), stock-based compensation expense, and (loss) gain on debt extinguishment. EBITDA is presented because management believes it provides additional information with respect to the performance of its fundamental business activities. Management also believes that debt holders and investors commonly use EBITDA to analyze company performance and to compare that performance to the performance of other companies that may have different capital structures. A reconciliation of EBITDA to GAAP net income is included in the table attached to this release. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under Generally Accepted Accounting Principles, and may be defined differently by others.

FISCAL FOURTH QUARTER HIGHLIGHTS

o Net sales increased by 72% to $368.7 million for the quarter ended March 31, 2004, from $214.2 million for the quarter ended March 31, 2003.
o EBITDA (as defined) of $45.6 million in the quarter ended March 31, 2004 compared to EBITDA (as defined) of $17.1 million in the quarter ended March 31, 2003.
o Net income grew by over 243% to $24.3 million or $1.02 per common diluted share, compared to $7.1 million or $0.34 per common diluted share for the quarter ended March 31, 2003.


METAL MANAGEMENT'S COMMENTS

Daniel W. Dienst, Chairman and Chief Executive Officer said, "The Company has made substantial progress integrating its regional groups of assets and with the underpinnings of strong metal markets generated outstanding results in Fiscal 2004. Our operating results in Fiscal 2004 far exceeded our expectations and our employees should be proud of their accomplishment. We are also grateful for the support from our consumers, customers, and trading partners and we look forward to cultivating these relationships into growing partnerships."

Dienst continued, "In Fiscal 2004 our results exceeded our own expectations. We processed or brokered nearly 5 million tons of scrap metals. This positions Metal Management among the largest scrap processors in the world. During Fiscal 2004, our ferrous yard business grew by almost 7% in unit shipments to approximately 4.4 million tons and unit growth, coupled with higher average selling prices, increased our net sales by approximately 41%. We were also particularly pleased with our fourth quarter results as the Company generated record sales and EBITDA (as defined) of $369 million and $46 million, respectively."

Dienst added, "Our cash flow and liquidity are quite strong reflecting the benefits from our integration efforts and improved metal market fundamentals. EBITDA (as defined) was $100.4 million in the year ended March 31, 2004, almost double the EBITDA (as defined) of $54.6 million generated in the previous fiscal year. We have reduced our debt by almost $46 million in Fiscal 2004 and our reliance on borrowed capital has been reduced to $44 million or to approximately 17% of total capital by fiscal year end. With our strong capitalization, national footprint and international reach, we look forward to the future with optimism."


INVESTOR CONFERENCE CALL

Metal Management will host its Fourth Quarter and Year-End Results Conference Call and Webcast at 11:00 am EDT (10:00 am CDT) on June 14, 2004. The conference call can be accessed by dialing 800-901-5231 passcode 61514629. International callers can dial 617-786-2961 passcode 61514629. The conference will also be accessible via the web at www.mtlm.com by following the link on the investor section. A replay of the call will be available by dialing 888-286-8010 or 617-801-6888 passcode 45326250 through June 21, 2004.


ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.


                                  * * * * * * *

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries. As discussed in our annual report on Form 10-K for the fiscal year ended March 31, 2004, and in other periodic filings filed by the Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: debt covenants that restrict our ability to engage in certain transactions, cyclicality of the metals recycling industry, commodity price fluctuations, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, and underfunded defined benefit pension plans.

                             METAL MANAGEMENT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                                          |      THREE         THREE
                                                                                          |     MONTHS         MONTHS
                                                              YEAR ENDED     YEAR ENDED   |      ENDED         ENDED
                                                               MARCH 31,      MARCH 31,   |    MARCH 31,      MARCH 31,
                                                                 2004           2003      |      2004           2003
                                                              ----------     ----------   |   ----------     ----------
                                                                                          |
NET SALES                                                     $1,083,413     $  770,009   |   $  368,668     $  214,150
Cost of sales                                                    923,000        664,868   |      305,309        181,184
                                                              ----------     ----------   |   ----------     ----------
Gross profit                                                     160,413        105,141   |       63,359         32,966
                                                                                          |
Operating expenses:                                                                       |
    General and administrative                                    59,991         50,509   |       17,743         15,837
    Depreciation and amortization                                 18,193         17,533   |        4,657          4,548
    Stock-based compensation expense                                 972             35   |          848             (8)
    Non-cash and non-recurring expense (income)                    6,198           (695)  |        6,198              0
                                                              ----------     ----------   |   ----------     ----------
Total operating expenses                                          85,354         67,382   |       29,446         20,377
                                                              ----------     ----------   |   ----------     ----------
                                                                                          |
Operating income                                                  75,059         37,759   |       33,913         12,589
                                                                                          |
Income from joint ventures                                         8,300          3,113   |        4,559          3,271
Interest expense                                                  (6,925)       (11,129)  |       (1,279)        (2,454)
Interest and other income (expense), net                            (902)         2,934   |         (718)          (613)
(Loss) gain on debt extinguishment                                  (363)           607   |            0              0
                                                              ----------     ----------   |   ----------     ----------
                                                                                          |
Income before income taxes                                        75,169         33,284   |       36,475         12,793
Provision for income taxes                                        23,780         12,783   |       12,172          5,712
                                                              ----------     ----------   |   ----------     ----------
NET INCOME                                                    $   51,389     $   20,501   |   $   24,303     $    7,081
                                                              ==========     ==========   |   ==========     ==========
                                                                                          |
Basic earnings per share                                      $     2.42    $      1.01   |  $      1.11    $      0.35
                                                              ==========     ==========   |   ==========     ==========
                                                                                          |
Diluted earnings per share                                    $     2.27    $      0.99   |  $      1.02    $      0.34
                                                              ==========     ==========   |   ==========     ==========
                                                                                          |
Weighted average common shares outstanding                        21,243         20,323   |       21,947         20,323
                                                              ==========     ==========   |   ==========     ==========
                                                                                          |
Weighted average diluted common shares outstanding                22,653         20,741   |       23,860         20,527
                                                              ==========     ==========   |   ==========     ==========

Note: Per share amounts and shares outstanding in the above table reflect the two for one stock split which was paid in the form of a stock dividend on April 20, 2004 to stockholders of record on April 5, 2004.

                             METAL MANAGEMENT, INC.
                               EBITDA (AS DEFINED)
                    RECONCILIATION TO GAAP FINANCIAL MEASURES
                                 (in thousands)

                                                                                           |     THREE          THREE
                                                                                           |    MONTHS         MONTHS
                                                              YEAR ENDED     YEAR ENDED    |     ENDED          ENDED
                                                               MARCH 31,      MARCH 31,    |   MARCH 31,      MARCH 31,
                                                                 2004           2003       |     2004           2003
                                                              ----------     -----------   |  ----------     ----------
                                                                                           |
Net income                                                    $   51,389     $   20,501    |  $   24,303     $    7,081
                                                                                           |
Add Back:                                                                                  |
    Depreciation and amortization                                 18,193         17,533    |       4,657          4,548
    Tax provision                                                 23,780         12,783    |      12,172          5,712
    Non-cash and non-recurring expense (income)                    6,198           (695)   |       6,198              0
    Stock-based compensation expense                                 972             35    |         848             (8)
    Income from joint ventures                                    (8,300)        (3,113)   |      (4,559)        (3,271)
    Interest expense                                               6,925         11,129    |       1,279          2,454
    Interest and other (income) expense, net                         902         (2,934)   |         718            613
    Loss (gain) on debt extinguishment                               363           (607)   |           0              0
                                                              ----------     -----------   |  ----------     ----------
                                                                                           |
EBITDA (AS DEFINED)                                           $  100,422     $    54,632   |  $   45,616     $   17,129
                                                              ==========     ===========   |  ==========     ==========